UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 30, 2011

CHINA EDUCATION ALLIANCE, INC.
 (Exact name of registrant as specified in its charter)

North Carolina (State or other jurisdiction of incorporation)	001-34386 (Commission File Number)	56-2012361 (IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China (Address of principal executive offices)	150090 (Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2011, the board of directors of the Company approved the reposition of Alice Lee Rogers from the Company’s Chief Financial Officer to Vice President for Operation in North America. Effective November 30, 2011, Ms. Rogers will serve as Vice President for Operation in North America.

On the same day, the board of directors of the Company also approved the appointment of Cloris Li as new Chief Financial Officer of the Company, effective November 30, 2011. Ms. Li will serve as Chief Financial Officer of the Company for a term of one year or till her resignation, dismissal, death or when her successor is duly elected and qualified.

Ms. Li’s compensation as Chief Financial Officer is set forth in an employment agreement between Ms. Li and the Company dated November 30, 2011.  Pursuant to the agreement, Ms. Li is to receive an annual salary of $120,000 for her services as Chief Financial Officer.

Ms. Li is a certified public accountant in Australia and a member of Certified Public Accountant Australia. Before joining the Company as Chief Financial Officer, she was a consultant in PricewaterhouseCoopers, focusing on the function of assurance and risk & control, providing audit, internal control advice and SOX compliance services to both public and private companies. From 2007 to 2009, Ms. Li served as vice president at China Authority Holding Inc., a private family fund assisting domestic Chinese companies seeking overseas listings. She worked as senior auditor and tax advisor in Romano Business Accountants Pty. Ltd. Australia, providing financial auditing, planning and tax advice to both local and multinational companies from 2004 to 2006. Ms. Li graduated from Queensland University Technology Australia with a Bachelor of Business in Accounting in 2004.

There is no family relationship between Ms. Li and any of our other officers and directors. Ms. Li is not a director of any company. Except for the employment agreement described below, Ms. Li has not had any transaction with us since the beginning of our last fiscal year.

The foregoing description of the principal terms of the employment agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the employment agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

Item 8.01 Other Events.

On November 30, 2011, the Company issued a press release announced the appointment of Ms. Cloris Li as the Company’s new Chief Financial Officer. A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and incorporated by reference in, this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Agreement, dated November 30, 2011, between the Company and Cloris Li
99.1	Press release, dated November 30, 2011, issued by China Education Alliance, Inc.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: November 30, 2011
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer and President